Exhibit 99.1

U.S. Department of Treasury Recertifies Ponce Bank as a Community Development Financial Institution

NEW YORK, May 24, 2023 - Ponce Financial Group, Inc., (the “Company”) (NASDAQ: PDLB), the holding company for Ponce Bank (the “Bank”), today announced that the U.S. Department of the Treasury (“Treasury”) officially recertified the Bank as a Community Development Financial Institution (“CDFI”) on May 19, 2023. This recertification validates and empowers the Bank’s mission to support Low and Moderate-Income communities and communities of color in and around New York City as well as a national commitment to support Hispanic, African-American, and Low-Income communities throughout the U.S.

“As a mission driven bank since the Bank was founded in 1960, we have always maintained our commitment in playing a role in changing the lives of our underserved customers and communities by giving them access to vital banking products and services. We represent one of only 33 banks in the country that have earned both the CDFI and Minority Depository Institution ("MDI") designations.” said the Company’s President and CEO Carlos Naudon. He went on to add “As a CDFI and an MDI, we are a small portion of the US banking system, but we play a big role in the communities that we serve by improving access to banking services and helping support the lives and well-being of our customers and the communities that we have been serving for over 60 years.”

CDFI certification provides access to numerous grants, programs, and funding sources designed to provide impact on these underserved communities and is consequently a critical strategic milestone for the Bank. The recertification recognizes the unique role of such institutions, seeing that targeted funds are deployed equitably and for the benefit of all those whose lives and livelihoods they are intended to support.

About Ponce Financial Group, Inc.

Ponce Financial Group, Inc., is the holding company for Ponce Bank. Ponce Bank is a Minority Depository Institution, a Community Development Financial Institution, and a certified Small Business Administration lender. Ponce Bank’s business primarily consists of taking deposits from the general public and to a lesser extent alternative funding sources and investing those funds, together with funds generated from operations and borrowings, in mortgage loans, consisting of 1-4 family residences (investor-owned and owner-occupied), multifamily residences, nonresidential properties, construction and land, and, to a lesser extent, in business and consumer loans. Ponce Bank also invests in securities, which consist of U.S. Government and federal agency securities and securities issued by government-sponsored or government-owned enterprises, as well as, mortgage-backed securities, corporate bonds and obligations, and Federal Home Loan Bank stock.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which Ponce Bank operates, including changes that adversely affect borrowers’ ability to service and repay Ponce Bank’s loans; anticipated losses with respect to the Company's investment in Grain; changes in the value of securities in the investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that intangibles recorded in the financial statements will become impaired; demand for loans in Ponce Bank’s market area; Ponce Bank’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that Ponce Financial Group, Inc. may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in Ponce Financial Group, Inc.’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Ponce Financial Group, Inc. disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as may be required by applicable law or regulation.